UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 25, 2017

GLOBAL PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161 800 South Street Waltham, Massachusetts 02454-9161
(Address of Principal Executive Offices)

(781) 894-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ⃞

Item 1.01.     Entry into a Material Definitive Agreement

The description of the amendment to the Credit Agreement under Item 2.03 below is incorporated in this Item 1.01 by reference.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 25, 2017, with an effective date of April 26, 2017, Global Partners LP (the “Partnership”), its operating company, its operating subsidiaries and GLP Finance Corp. entered into a Third Amended and Restated Credit Agreement (the “Credit Agreement”), with Aggregate Commitments (as defined in the Credit Agreement) available in the amount of $1.3 billion.  The Credit Agreement will mature on April 30, 2020.

There are two facilities under the Credit Agreement:

 --           a working capital revolving credit facility to be used for working capital purposes and letters of credit in the principal amount equal to the lesser of the   Partnership’s borrowing base and $850.0 million; and

--           a $450.0 million revolving credit facility to be used for acquisitions, joint ventures, capital expenditures, letters of credit and general corporate purposes.

In addition, the Credit Agreement has an accordion feature whereby the borrowers may request on the same terms and conditions then applicable to the Credit Agreement, provided no Event of Default (as defined in the Credit Agreement) then exists, an increase to the working capital revolving credit facility, the revolving credit facility, or both, by up to another $300.0 million, in the aggregate, for a total credit facility of up to $1.6 billion.  Any such request for an increase by the borrowers must be in a minimum amount of $5.0 million.

In addition, the Credit Agreement includes a swing line pursuant to which Bank of America, N.A., as the swing line lender, may make swing line loans in U.S. Dollars in an aggregate amount equal to the lesser of (a) $75.0 million and (b) the Aggregate WC Commitments (as defined in the Credit Agreement).  Swing line loans will bear interest at the Base Rate (as defined in the Credit Agreement).  The swing line is a sub-portion of the working capital revolving credit facility and is not an addition to the total available commitments of $1.3 billion.

Borrowings under the Credit Agreement are available in U.S. Dollars and Canadian Dollars.  The aggregate amount of loans made under the Credit Agreement denominated in Canadian Dollars cannot exceed $200.0 million.

Availability under the working capital revolving credit facility is subject to a borrowing base which is redetermined from time to time and based on specific advance rates on eligible current assets.  Under the Credit Agreement, borrowings under the working capital revolving credit facility cannot exceed the then current borrowing base.

Borrowings under the working capital revolving credit facility bear interest at (1) the Eurocurrency rate plus 2.00% to 2.50%, (2) the cost of funds rate plus 2.00% to 2.50%, or (3) the base rate plus 1.00% to 1.50%, each depending on the Utilization Amount (as defined in the Credit Agreement).

Borrowings under the revolving credit facility bear interest at (1) the Eurocurrency rate plus 2.00% to 3.00%, which was reduced from the Eurocurrency rate plus 2.25% to 3.50% (2) the cost of funds rate plus 2.00% to 3.00%, which was reduced from the cost of funds rate plus 2.25% to 3.50%, or (3) the base rate plus 1.00% to 2.00% which was reduced from the base rate plus 1.25% to 2.50%, each depending on the Combined Total Leverage Ratio (as defined in the Credit Agreement).

The Credit Agreement provides for a letter of credit fee equal to the then applicable working capital rate or then applicable revolver rate (each such rate as defined in the Credit Agreement) per annum for each letter of credit issued.  In addition, the Partnership incurs a commitment fee on the unused portion of each facility under the Credit Agreement, ranging from 0.350% to 0.50% per annum.

The Credit Agreement is secured by substantially all of the assets of the Partnership and the Partnership’s wholly-owned subsidiaries and is guaranteed by the Partnership and its subsidiaries, Bursaw Oil LLC, Global Partners Energy Canada ULC, Warex Terminals Corporation, Drake Petroleum Company, Inc., Puritan Oil Company, Inc. and Maryland Oil Company, Inc.  The Credit Agreement imposes certain requirements on the borrowers including, for example, a prohibition against distributions if any potential default or Event of Default (as defined in the Credit Agreement) would occur as a result thereof, and certain limitations on the Partnership’s ability to grant liens, make certain loans or investments, incur additional indebtedness or guarantee other indebtedness, make any material change to the nature of the Partnership’s business or undergo a fundamental change, make any material dispositions, acquire another company, enter into a merger, consolidation, sale leaseback transaction or purchase of assets, or make capital expenditures in excess of specified levels.

The Credit Agreement also added (or increased as the case may be) certain baskets that were not included in the prior credit agreement, including: (i) a $25.0 million general secured indebtedness basket, (ii) a $25.0 million general investment basket, (iii) a $75.0 million secured indebtedness basket to permit the borrowers to enter into a Contango Facility (as defined in the Credit Agreement), (iv) an increase in the Sale/Leaseback Transaction (as defined in the Credit Agreement) basket from $75.0 million to $100.0 million, and (v) a basket of $50.0 million in an aggregate amount over the life of the Credit Agreement for the purchase of common units of the Partnership, provided that no Event of Default exists or would occur immediately following such purchase(s).

In addition, the Credit Agreement provides the ability for borrowers to repay certain junior indebtedness, subject to a $100.0 million cap, so long as no Event of Default has occurred or will exist immediately after making such repayment.

The Credit Agreement imposes financial covenants that require the borrowers to maintain certain minimum working capital amounts, a minimum combined interest coverage ratio, a maximum senior secured leverage ratio and a maximum total leverage ratio.

The Credit Agreement limits distributions to unitholders to Available Cash (as defined in the Partnership Agreement of the Partnership).

The lending group under the Credit Agreement is comprised of the following institutions:  Bank of America, N.A.; JPMorgan Chase Bank, N.A.; Wells Fargo Bank, N.A.; Citizens Bank, N.A.; Societe Generale; BNP Paribas; The Bank of Tokyo-Mitsubishi UFJ, Ltd.; BMO Harris Financing, Inc.; Credit Agricole Corporate and Investment Bank;  Cooperative Rabobank U.A. New York Branch; Santander Bank, N.A.; Deutsche Bank AG, New York Branch; TD Bank, N.A.; Regions Bank; Raymond James Bank, N.A.; Barclays Bank PLC; Customers Bank; Webster Bank, National Association; People’s United Bank, National Association; Fifth Third Bank; Blue Hills Bank; and Keybank National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP
		By:	Global GP LLC,
its general partner

Dated:	May 1, 2017	By:	/s/ Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary